UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
October 9, 2006
MONRO MUFFLER BRAKE, INC.
(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York		14615

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(585) 647-6400

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c) Effective October 9, 2006, the Compensation Committee of the Board of Directors of the Company promoted Joseph Tomarchio Jr., 50, to the position of Executive Vice President of Store Operations. In his new position, Mr. Tomarchio will oversee all service and tire store operations for the Company. Since May 2006, Mr. Tomarchio had served as President-Tire Group of the Company. From March 2004, when he joined the Company, until May 2006, Mr. Tomarchio was Divisional Vice President-Tire Stores. Prior to joining the Company, Mr. Tomarchio was Executive Vice President and Chief Operating Officer of Mr. Tire, Inc., a tire and automotive repair company that he co-founded in 1970.
     As previously disclosed in the Company’s Definitive Proxy Statement filed on July 7, 2006, the Company leases six stores from lessors in which Mr. Tomarchio has beneficial ownership interests. In fiscal 2006, the Company expensed $573,000 as rent for these stores.
     A description of the material terms of Mr. Tomarchio’s employment agreement is set forth in the Company’s Form 8-K filed on July 14, 2005 and is incorporated herein by reference. With his promotion to Executive Vice President, Mr. Tomarchio received an annual salary increase of $25,000, a non-qualified stock option to purchase 10,000 shares of the Company’s $.01 par value Common Stock and the potential to earn an annual bonus of between 35% and 87.5% of his annual base salary.
     Effective October 9, 2006, the Compensation Committee of the Board of Directors of the Company also promoted John W. Van Heel, 40, to the position of Executive Vice President and Chief Administrative Officer. Previously, Mr. Van Heel had served as Senior Vice President-Store Support since June 1, 2005. From October 2002 to May 2005, Mr. Van Heel served as Vice President-Finance of the Company. Additionally, Mr. Van Heel has served as Secretary since October 2004. Prior to joining the Company, Mr. Van Heel served as Vice President – Finance and Chief Financial Officer of RCG Companies, Inc., a publicly-held, diversified holding company, and its subsidiary companies, and was a Director in the Transaction Services (acquisition consulting) practice at PricewaterhouseCoopers LLP, serving the firm’s New York City; Milan, Italy; and Rochester, New York offices.
     With his promotion to Executive Vice President, Mr. Van Heel received an annual salary increase of $25,000, a non-qualified stock option to purchase 10,000 shares of the Company’s $.01 par value Common Stock and the potential to earn an annual bonus of between 35% and 87.5% of his annual base salary.
     A copy of the press release announcing the promotions of Messrs. Tomarchio and Van Heel is attached.

Item 8.01	Other Events
     On October 10, 2006, the Company issued a press release announcing that its Board of Directors had declared a cash dividend of $.07 per share payable on October 30, 2006 to shareholders of record on October 20, 2006. A copy of the press release is attached.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release with respect to personnel appointments, dated October 10, 2006.

99.2	Press Release with respect to cash dividend, dated October 10, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

October 11, 2006	By:	/s/ Catherine D’Amico

Catherine D’Amico
Executive Vice President — Finance